EXHIBIT A

SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
919 THIRD AVENUE
NEW YORK, NEW YORK 10022-9998
(212) 758-9500


July 18, 1997

T. Rowe Price Short-Term Bond Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Dear Sirs:

	T. Rowe Price Short-Term Bond Fund, Inc., a
 Maryland corporation (the "Corporation"), is filing with the Securities and Exchange Commission (the "Commission") Post-Effective Amendment No. 23 to its Registration Statement under the Securities Act of 1933 (the "Act") on Form N-1A (Securities Act File No. 02-87568) relating, among other things, to the registration under the Act of 12,294,982 additional shares of Capital Stock, par value one cent ($.01) per share (the "additional shares"), which are to be offered and sold by the Corporation in the manner and on the terms set forth in the Prospectus current and effective under the Act at the time of sale. All of the additional shares are previously outstanding shares of Capital Stock, par value one cent ($.01) per share, of the Corporation which were redeemed by the Corporation during the fiscal year ended May 31, 1997 but have not previously been used by the Corporation for a reduction pursuant to paragraph (a) of Rule 24e-2 under the Investment Company Act of 1940 (the "1940 Act") during the current year or pursuant to paragraph (c) of Rule 24f-2 under the 1940 Act in all previous filings during the current fiscal year.


	We have, as counsel, participated in various corporate and other proceedings relating to the Corporation and to the proposed issuance of the additional shares. We have examined copies, either certified or otherwise proven to our satisfaction to be genuine, of its Charter and By-
Laws, as currently in effect, and a certificate dated July
 8, 1997 issued by the Department of Assessments and Taxation of the State of Maryland, certifying the existence and good standing of the Corporation. We have also reviewed the Post-Effective Amendment No. 23 on Form N-1A being filed by the Corporation, and are generally familiar with the corporate affairs of the Corporation.


	Based upon the foregoing, it is our opinion that:


	The Corporation has been duly organized and is legally existing under the laws of the State of Maryland.

	The Corporation is authorized to issue one billion (1,000,000,000) shares of
 Common
 Stock, par value one cent ($.01) per share.  Under Maryland law, (a) the number of authorized shares may be increased
 or decreased by action of the Board of Directors and
 (b) shares which were issued and which have subsequently
 been redeemed by the Corporation are, by virtue of such
 redemption, restored to the status of authorized and
 unissued shares.


	Subject to the effectiveness under the Act of the above-mentioned Post-Effective Amendment No. 23 upon issuance of the additional shares within the limits prescribed by the Charter of the Corporation for a consideration of not less than the par value thereof, and not less than the net asset value thereof, the additional shares will be legally issued and outstanding and fully paid and non-assessable.


	We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the above-mentioned Post-Effective Amendment to the Registration Statement, the reference to our firm as counsel in the prospectus of the Corporation, and to the filing of this opinion as part of an application for registration of the Corporation, its Capital Stock, or both, under the securities law of any state. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.


	We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United
 States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland and, where applicable, published cases, rules or regulations of regulatory bodies of that State.


Very truly yours,

/s/ Shereff, Friedman, Hoffman & Goodman, LLP
Shereff, Friedman, Hoffman & Goodman, LLP

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